Exhibit 99.1

BTCS Inc. Announces Delay in Series V Preferred Key Dates

Silver Spring, MD (Globe Newswire – March 23, 2023) BTCS Inc. (Nasdaq: BTCS) (“BTCS” or the “Company”), a blockchain technology-focused company, is providing an update to shareholders regarding the previously announced distribution of its newly created Series V Convertible Preferred stock (“Series V”). Due to anticipated changes to the structure, the Company will be delaying the key dates associated with the Series V distribution.

Charles Allen, CEO of BTCS, commented, “We understand that delays are not ideal and appreciate your understanding as we work through any potential changes required. Our primary objective remains to protect our investors and deliver superior value. We believe the Series V represents an important step in achieving this goal by utilizing blockchain technology and instant settlement, which has the potential to reduce risks and costs associated with both current T+2 and future T+1 settlements. We appreciate your patience as we work diligently with Nasdaq to make any changes required to move things forward as quickly as possible.”

The updated key dates and additional information will be announced as soon as any necessary changes are finalized. The Company is actively working with Nasdaq and other relevant parties to ensure a smooth process moving forward.

Previously announced key dates, including the Record Date of March 27, 2023, and Payment Date of April 14, 2023, will be revised accordingly. The Ex-Date will be set by NASDAQ once DTC eligibility is confirmed. Equity Stock Transfer will continue to act as the transfer agent for the Series V distribution.

About BTCS:

BTCS Inc. is a Nasdaq listed company operating in the blockchain technology space since 2014 and is one of the first U.S. publicly traded companies with a primary focus on blockchain infrastructure and staking. BTCS secures and operates validator nodes on disruptive next-generation blockchain networks that power Web 3, earning native token rewards by staking our proof-of-stake crypto assets. “StakeSeeker” is BTCS’ newly introduced proprietary Cryptocurrency Dashboard and Staking-as-a-Service platform, developed to empower users to better understand and grow their crypto holdings with innovative portfolio analytics and a non-custodial process to earn staking rewards on crypto asset holdings. Users can easily link and monitor their cryptocurrency portfolios across exchanges, wallets, validator nodes, and other sources; and have access to a suite of data analytic tools such as performance and reward tracking. StakeSeeker’s Staking Hub allows users to earn rewards by directly participating in network consensus mechanisms by staking and delegating their cryptocurrencies to company-operated validator nodes for a growing number of supported blockchains. As a non-custodial validator operator, BTCS receives a percentage of token holders staking rewards generated as a validator node fee, creating the potential opportunity for a highly scalable business with limited additional costs. For more information visit: www.btcs.com.

Forward-Looking Statements:

Certain statements in this press release, constitute “forward-looking statements” within the meaning of the federal securities laws including statements regarding the potential distribution of Series V including its timing, and terms, as well as the perceived and anticipated benefits to shareholders and the financial markets in general of the Series V and blockchain technology. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, the possibility that the Company does not proceed with the Series V distribution due to administrative, regulatory or other challenges, including failure to obtain a DTC eligible CUSIP number, the Company’s broad discretion with respect to the Series V, possible trading volatility, pricing discrepancies or other negative characteristics of the exchange selected for trading, dilution, future regulatory issues, market or economic downturns or other adverse developments with respect to our business and the digital assets on which it depends, as well as risks set forth in the Company’s filings with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2021 and the Form 8-K on January 31, 2023. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations:

ir@btcs.com

Public Relations:

Mercy Chikowore

m.chikowore@btcs.com